Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference on Form 8-K of the Ohio Casualty Corporation of our reports dated February 14, 2003, with respect to the consolidated financial statements of Ohio Casualty Corporation incorporated by reference in its Annual Report (Form 10-K) for the years ended December 31, 2002 and 2001, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young, LLP
Cincinnati, Ohio
May 8, 2003